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                                                                   EXHIBIT 15(c)
                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose name appears below, being a Director of Mercury Asset Management Funds, Inc., hereby nominates, constitutes and appoints Donald C. Burke his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of MERCURY ASSET MANAGEMENT FUNDS, INC. (the "Corporation"), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of common stock, par value $0.0001 per share, of the Corporation, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned Directors himself or herself might or could do.

            IN WITNESS WHEREOF, THE UNDERSIGNED DIRECTORS HAVE HEREUNTO SET THEIR HANDS THIS 9TH DAY OF APRIL, 1999.


/s/ JEFFREY M. PEEK                      /s/ JAMES T. FLYNN
--------------------------------        --------------------------------
Jeffrey M. Peek, Director               James T. Flynn, Director

/s/ TERRY K. GLENN                      /s/ W. CARL KESTER
--------------------------------        --------------------------------
Terry K. Glenn, Director                W. Carl Kester, Director

/s/ DAVID O. BEIM                       /s/ KAREN P. ROBARDS
--------------------------------        --------------------------------
David O. Beim, Director                 Karen P. Robards, Director